Exhibit 10.3

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

MOTORCAR PARTS OF AMERICA, INC.

WARRANT

Warrant No. 2012-WX	Original Issue Date: August 22, 2012

MOTORCAR PARTS OF AMERICA, INC., a New York corporation (the “Company”), hereby certifies that, for value received, subject to the limitations set forth in Section 2(f) of the Guaranty (as defined below), Wanxiang America Corporation, a Kentucky corporation, or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of 516,129 shares of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), at any time and from time to time during the Exercise Period (as defined below), and subject to the following terms and conditions:

Section 1.           Definitions.  As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.  Capitalized terms that are used and not defined in this Warrant that are defined in the Credit Agreement shall have the respective definitions set forth in the Credit Agreement.

“Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

“Black Scholes Value” means the value of this Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of exercise of the Put Option, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of exercise of the Put Option and (iii) an expected volatility equal to the greater of 50% and the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the date of exercise of the Put Option.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Change of Control” has the meaning set forth in the Financing Agreement, as such definition is in effect as of the Original Issue Date.

“Closing Sale Price” means, for any security as of any date, the last closing bid price or last closing trade price, respectively, for such security on the applicable Trading Market, as reported by Bloomberg, or, if such Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if such Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices and the ask prices of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Credit Agreement” means the Revolving Credit/Strategic Cooperation Agreement, dated as of the date hereof, as amended, restated, supplemented or otherwise changed from time to time, by and among the Company, Fenwick Automotive Products Limited, a corporation incorporated under the laws of Ontario, and Wanxiang America Corporation, a Kentucky corporation.

“Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan and (ii) upon exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Original Issue Date; provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Original Issue Date. For the avoidance of doubt, in the event of any adjustment on or after the Original Issue Date to the exercise price or number of shares of Common Stock issuable upon exercise of any such Options or Convertible Securities pursuant to the terms of such Options or Convertible Securities in effect immediately prior to the Original Issue Date, such adjustment shall not constitute an amendment, modification or change to the terms of such Options or Convertible Securities.

“Exercise Period” means the period from and after the earlier of (i) the second anniversary of the Original Issue Date and (ii) the occurrence of an Event of Default, through and including the Expiration Date.

“Exercise Price” means $7.75, subject to adjustment in accordance with Section 10.

“Expiration Date” means the earlier of (i) September 30, 2017, provided that if any Obligations remain outstanding under the Fenco Credit Line as of the close of business on August 1, 2017, such date shall be the date that is three months after the date that all Obligations under the Fenco Credit Line have been repaid in full, and (ii) the issuance of the Maximum Shares (as defined in the Guaranty).

“Financing Agreement” means the Financing Agreement, dated as of January 18, 2012 (as amended by First Amendment to Financing Agreement, dated as of March 18, 2012, Second Amendment to Financing Agreement, dated as of May 24, 2012, and as further amended, restated, supplemented, modified or otherwise changed from time to time).

“Guaranty” means the Guaranty made by the Company in favor of the Holder as of the date hereof.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“Put Option Event” means the earliest to occur of the following events:  (i) the beginning of the Exercise Period and (ii) the date upon which a Change of Control occurs.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time); provided, further, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, The NYSE MKT Equities, or The New York Stock Exchange, Inc.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the applicable Trading Market during the period beginning at 9:30:01 a.m., New York time (or such other time as such Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such Trading Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such Trading Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the VWAP cannot be calculated for a security on a particular date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.

Section 2.           Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 3.           Registration of Transfers.  This Warrant may be transferred only pursuant to a registration statement filed under the Securities Act or an exemption from such registration.  Subject to such restrictions, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein.  Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

Section 4.           Exercise and Duration of Warrants.  This Warrant shall be exercisable by the registered Holder at any time and from time to time during the Exercise Period.  At 6:30:00 p.m., New York City time on the Expiration Date (or, if earlier, immediately upon the issuance of the Maximum Shares), the portion of this Warrant not exercised prior thereto shall be and become void and of no value.  Notwithstanding anything herein to the contrary, the Company shall have no obligation to deliver any Warrant Shares upon any exercise or attempted exercise of this Warrant following the issuance of the Maximum Shares.

Section 5.           Delivery of Warrant Shares.

(a)            Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein, the Company shall promptly (but in no event later than five (5) Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by law, shall be free of restrictive legends.  The Company shall, upon request of the Holder use its commercially reasonable efforts to deliver the applicable number of Warrant Shares within five (5) Trading Days after a Date of Exercise electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available; provided, that the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation.  A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in Section 11(b), payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b)           If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.  If by the tenth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such tenth Trading Day and prior to the receipt of such Warrant Shares, the Holder or the Holder’s broker purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company, at the discretion of such Holder and subject to the Subordination Agreement, shall pay in cash to the Holder the amount by which the Holder’s total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased, exceeds the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the price at which the sell order giving rise to such obligation was executed, at which point the Company’s obligation to deliver such certificate (and to issue the Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue) or credit such Holder’s balance account with the Depository Trust Corporation shall terminate.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, reasonable evidence of the amount of such loss.

(c)           The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

Section 6.           Put Option.

(a)           At any time following a Put Option Event, if a registration statement is not available for the resale of the Warrant Shares and the Warrant Shares are not otherwise freely tradable under the Securities Act as of such date, the Holder shall have an irrevocable right and option (the “Put Option”) to exercise the Put Option, at its sole discretion, to require the Company to purchase, out of funds lawfully available therefor, all or any portion of this Warrant (including any warrants issued upon assignments of this Warrant), and in the event the Holder has exercised all or any portion of this Warrant prior such Put Option Event, all or any portion of the Warrant Shares issued upon exercise hereof, at the Black Scholes Value thereof (the “Put Option Price”).  The Company shall notify the Holder in writing of the date upon which any Put Option Event shall occur at least ten (10) Business Days prior to such date.

(b)           If the Holder wishes to exercise the Put Option, in whole or in part, it shall furnish to the Company a written notice notifying the Company of its election to exercise the Put Option and specifying the number of Warrant Shares for which it is exercising the Put Option and identifying the Business Day after the date of delivery of such written notice as the date of purchase (the “Put Date”) (provided, that the Company shall have at least three (3) Business Days after the Put Date to purchase the Warrant and Warrant Shares set forth in the notice).  Upon receipt by the Company of such written notice, the Company shall be obligated to purchase from the Holder, and the Company shall purchase from the Holder, the Warrant and the Warrant Shares set forth in the notice at the Put Option Price on the Put Date; provided, however, that if and to the extent this Warrant has not been fully exercised prior to receipt by the Company of such written notice, then the Put Option Price shall be reduced by the Exercise Price for such unexercised portion of the Warrant Shares set forth in the notice.  On the Business Day three (3) Business days after the Put Date (the “Put Closing Date”), the Holder exercising the Put Option shall deliver to the Company this Warrant and, if applicable, certificate(s) or other documentation evidencing the Warrant Shares subject to such Put Option to be purchased on the Put Date against payment by the Company of the aggregate Put Option Price by wire transfer in immediately available funds to a bank account designated by the Holder. Notwithstanding the foregoing, if the Company (i) does not have sufficient funds legally available to purchase on the Put Closing Date the portion of the Warrant and/or Warrant Shares set forth in the notice, the Company shall not be required or obligated to purchase hereunder but instead shall purchase such portion of the Warrant and/or Warrant Shares as soon as additional funds become legally available for such purchase or (ii) is restricted by the Subordination Agreement from making such payments, the Company shall not be required to purchase hereunder but instead shall purchase such portion of the Warrant and/or Warrant Shares on such later date such purchase is permitted under the Subordination Agreement, in each case, together with interest accrued on the purchase price for such remaining amount of the Warrant and/or the Warrant Shares from the Put Closing Date through the date of actual purchase at a rate of twelve percent (12.0%) per annum, compounding monthly. In addition, the Company shall not make any cash dividends or distributions to its stockholders from the Put Closing Date through the date of the actual purchase of the entire portion of the Warrant and/or the Warrant Shares specified in the notice delivered by the Holder to the Company pursuant to this Section 6(b).  In the event the Holder exercises the Put Option for less than the entire Warrant or less than all of the Warrant Shares, the Company shall cancel this Warrant, and execute and deliver to the Holder a New Warrant evidencing the unexercised portion of this Warrant.

(c)           The closing of the purchase by the Company of this Warrant and/or the Warrant Shares, if applicable, pursuant to the exercise of the Put Option shall occur on the Put Closing Date. At the closing, the Holder shall deliver to the Company this Warrant and, if this Warrant has previously been exercised in part, the Warrant Shares issued upon such exercise, against payment by the Company of the Put Option Price by wire transfer in immediately available funds to a bank account designated by the Holder.

(d)           In no event shall the Holder be obligated to (i) make any representations or warranties as to this Warrant or the Warrant Shares or the business of the Company with respect to the transactions contemplated by this Section 6 other than with respect to the Holder’s organization, good standing and authority, its title to this Warrant and the Warrant Shares, if any, no consents and no conflicts with the Holder’s organizational documents and material agreements or (ii) enter into or be bound by any non-solicitation or non-competition covenants that purport to bind the Holder or any of its affiliates unless otherwise agreed by the Holder.

Section 7.           Charges, Taxes and Expenses.  Except as set forth in Section 9.1(e) of the Credit Agreement, the Holder shall be responsible for all tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

Section 8.           Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

Section 9.           Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

Section 10.         Adjustment to Exercise Price and Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 10.

(a)            Adjustment to Exercise Price Upon Issuance of Common Stock. Except as provided in Section 10(c) and except in the case of an event described in either Section 10(e) or 10(f), if the Company shall, at any time or from time to time after the Original Issue Date, issue or sell, or in accordance with Section 10(d) is deemed to have issued or sold, any shares of Common Stock without consideration or for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an Exercise Price equal to the quotient obtained by dividing:

(i)        the sum of (A) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Exercise Price then in effect plus (B) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); by

(ii)       the sum of (A) the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of shares of Common Stock issued or sold (or deemed issued or sold) by the Company in such issuance or sale (or deemed issuance or sale).

(b)           Adjustment to Number of Warrant Shares Upon Adjustment to Exercise Price. Upon any and each adjustment of the Exercise Price as provided in Section 10(a), the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment shall be increased to a number of Warrant Shares equal to the quotient obtained by dividing:

(i)        the product of (A) the Exercise Price in effect immediately prior to any such adjustment multiplied by (B) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such adjustment; by

(ii)       the Exercise Price resulting from such adjustment.

(c)           Exceptions To Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant with respect to the issuance of any Excluded Securities.

(d)           Effect of Certain Events on Adjustment to Exercise Price. For purposes of determining the adjusted Exercise Price under Section 10(a) hereof, the following shall be applicable:

(i)        Issuance of Options. If the Company shall, at any time after the Original Issue Date or from time to time after the Original Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 10(d)(v)) for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price under Section 10(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 10(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options, plus (y) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in Section 10(d)(iii), no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Stock or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii)       Issuance of Convertible Securities. If the Company shall, at any time after the Original Issue Date or from time to time after the Original Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 10(d)(v)) for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price pursuant to Section 10(a)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 10(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 10(d)(iii), (A) no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities and (B) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of this Section 10(d).

(iii)      Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Company as consideration for the granting or sale of any Options or Convertible Securities referred to in Section 10(d)(i) or Section 10(d)(ii) hereof, (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 10(d)(i) or Section 10(d)(ii) hereof, (C) the rate at which Convertible Securities referred to in Section 10(d)(i) or Section 10(d)(ii) hereof are convertible into or exchangeable for Common Stock, or (D) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 10(d)(i) hereof or any Convertible Securities referred to in Section 10(d)(ii) hereof (in each case, other than in connection with an issuance of Excluded Securities), then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Exercise Price pursuant to this Section 10) the Exercise Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Exercise Price which would have been in effect at such time pursuant to the provisions of this Section 10 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment the Exercise Price then in effect is reduced, and the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such adjustment or readjustment shall be correspondingly adjusted or readjusted pursuant to the provisions of Section 10(b).

(iv)      Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 10 (including without limitation upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Company), the Exercise Price then in effect hereunder shall forthwith be changed pursuant to the provisions of this Section 10 to the Exercise Price which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v)      Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Original Issue Date, issue or sell, or is deemed to have issued or sold in accordance with Section 10(d), any shares of Common Stock, Options or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Company in such transaction as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued in such transaction; or (D) to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Board of Directors of the Company and the Holder.

(vi)     Record Date. For purposes of any adjustment to the Exercise Price or the number of Warrant Shares in accordance with this Section 10, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii)    Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this Section 10.

(viii)   Other Dividends and Distributions. Subject to the provisions of this Section 10(d) and the Subordination Agreement, if the Company shall, at any time or from time to time after the Original Issue Date, make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock, Options or Convertible Securities in respect of outstanding shares of Common Stock), cash or other property, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of the Warrant, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 10 with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event.

(e)           Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock.  If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 10(e) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(f)            Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company's assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 10(e)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, this Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder's rights under this Warrant to insure that the provisions of this Section 10 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 10(f) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 10(f), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 4 instead of giving effect to the provisions contained in this Section 10(f) with respect to this Warrant.

(g)           Certain Events. If any event of the type contemplated by the provisions of this Section 10 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board of Directors of the Company shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 10; provided, that no such adjustment pursuant to this Section 10(g) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 10.

(h)           Certificate as to Adjustment.

(i)        As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)       As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(i)             Notices. In the event:

(i)        that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii)       of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company's assets to another Person; or

(iii)      of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten (10) calendar days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

Section 11.         Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)            Cash Exercise.  The Holder may deliver immediately available funds, by wire transfer to the account designated by the Company or cashier’s check drawn on a United States bank made payable to the order of the Company; or

(b)            Cashless Exercise.  The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y(A-B)/A

 where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five (5) Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

Section 12.         Public Information.  At any time during the period commencing on July 1, 2013 and ending at such time that all of the Warrant Shares are no longer held by the Holder, if a registration statement is not available for the resale of all of the Warrant Shares to be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1) including, without limitation, the failure to satisfy the current public information requirements contained in Rule 144(c) or (ii) if the Company has ever been an issuer in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”) then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Warrant Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall, subject to the Subordination Agreement, pay to each such Holder an amount in cash equal to one percent (1.0%) of the aggregate Exercise Price of such Holder’s Warrant Shares on the day of a Public Information Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a Holder from selling such Securities pursuant to Rule 144 without any restrictions or limitations.  The payments to which a Holder shall be entitled pursuant to this Section 12 are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full.

Section 13.         No Fractional Shares.  No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Date of Exercise.

Section 14.         Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be effective (a) upon hand delivery or by facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:  (i) if to the Company, to Motorcar Parts of America, Inc., 2929 California Street, Torrance, CA 90503, Attn each of the Chairman and Chief Executive Officer and the VP and General Counsel (if sent by facsimile, to facsimile no.:  (310) 943-1630) (or such other address as the Company shall indicate in writing in accordance with this Section 14) with a copy (as to Exercise Notices only) to Continental Stock Transfer, 17 Battery Place, New York, NY 10004 (if sent by facsimile, to facsimile no.: (212) 616-7616, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 14.  Any party may from time to time change its address for notices by giving at least ten (10) days’ written notice of such changed address to the other parties.

Section 15.         Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon ten (10) days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

Section 16.         Miscellaneous.

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)           Except as provided in Section 16(d) below, the Company agrees that any dispute, claim or controversy arising out of or relating to this Warrant, or the breach, termination, enforcement, interpretation or validity hereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York, New York, before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules.  Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

(c)           The arbitrator shall apply the State of New York law to the merits of any dispute or claim, without reference to conflicts of law rules.  The Company hereby consents to the personal jurisdiction of the state and federal courts located in New York, New York for any action or proceeding arising from or relating to this Warrant or relating to any arbitration in which the parties are participants.

(d)           The Company acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Company and the Holder may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach hereof and without abridgment of the powers of the arbitrator.

(e)           THE COMPANY AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS WARRANT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION HEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 16(d), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THE COMPANY’S RIGHT TO A JURY TRIAL.

(f)            Any term of this Warrant may be amended and the observance of any other term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of a majority in interest of the Warrant Shares issuable upon exercise of then outstanding Warrants issued pursuant to the Credit Agreement; provided, however, that (x) any such amendment or waiver must apply to all Warrants issued pursuant to the Credit Agreement; and (y) neither the number of Warrant Shares subject to this Warrant, the Exercise Price nor the Expiration Date may be amended without the written consent of the Holder.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Warrant Shares issued or issuable pursuant to the Credit Agreement.  No consideration shall be offered or paid to any Holder to amend or consent to a waiver or modification of any provision of this Warrant unless the same consideration is also offered to all Holders who then hold Warrants.

(g)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h)           Should any provision of this Warrant be found to be illegal or unenforceable, the other provisions hereof shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

(i)             Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ Selwyn Joffe
Name:	Selwyn Joffe
Title:	Chairman, President and CEO

EXERCISE NOTICE

MOTORCAR PARTS OF AMERICA, INC.
WARRANT DATED AUGUST 22, 2012

The undersigned Holder hereby irrevocably elects to purchase  _____________ shares of Common Stock pursuant to the above referenced Warrant.  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(2)	The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	“Cash Exercise” under Section 11.

☐	“Cashless Exercise” under Section 11.

(3)	If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(4)	Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

(5)
The undersigned by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof.

Dated: ___________________,___________	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

WARRANT SHARES EXERCISE LOG

DATE	NUMBER OF WARRANT SHARES AVAILABLE TO BE EXERCISED	NUMBER OF WARRANT SHARES EXERCISED	NUMBER OF WARRANT SHARES REMAINING TO BE EXERCISED

MOTORCAR PARTS OF AMERICA, INC.

WARRANT ORIGINALLY ISSUED AUGUST 22, 2012

WARRANT NO. 2012-WX

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Warrant to purchase  ____________ shares of Common Stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:  _______________, ____

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: